Exhibit 99.1

Dycom Industries Inc. (NYSE:DY) Q2 2020 Results Conference Call August 28, 2019 9:00 AM ET

CORPORATE PARTICIPANTS

Steven E. Nielsen, Chairman, President & Chief Executive Officer, Dycom Industries, Inc.
Timothy R. Estes, Executive Vice President & Chief Operating Officer, Dycom Industries, Inc.
Ryan F. Urness, Vice President, General Counsel & Company Secretary, Dycom Industries, Inc.
H. Andrew DeFerrari, Senior Vice President & Chief Financial Officer, Dycom Industries, Inc.

OTHER PARTICIPANTS

Sean D. Eastman, Analyst, KeyBanc Capital Markets, Inc.
Adam Robert Thalhimer, Analyst, Thompson Davis & Co., Inc.
Brent Thielman, Analyst, D.A. Davidson & Co.
Alex Rygiel, Analyst, B. Riley FBR, Inc.
Chad Dillard, Analyst, Deutsche Bank Securities, Inc.
Jennifer M. Fritzsche, Analyst, Wells Fargo Securities LLC
Blake Hirschman, Analyst, Stephens, Inc.
Noelle Christine Dilts, Analyst, Stifel, Nicolaus & Co., Inc.
Christian Schwab, Analyst, Craig-Hallum Capital Group LLC

MANAGEMENT DISCUSSION SECTION

Operator

Ladies and gentlemen, thank you very much for standing by and welcome to the Dycom Results Conference Call. At this time, all participants are in a listen-only mode. Later, we will conduct a question-and-answer session and instructions will be given to you at that time. [Operator Instructions] Also as a reminder, today's teleconference is being recorded.

I'd now like to turn the call over to your host, Mr. Steven Nielsen. Please go ahead.

Steven E. Nielsen, Chairman, President & Chief Executive Officer, Dycom Industries, Inc.

Thank you, Operator. Good morning, everyone. I'd like to thank you for attending this conference call to review our second quarter fiscal 2020 results. Going to slide 2, during this call, we will be referring to a slide presentation which can be found on our website's Investor Center main page. Relevant slides will be identified by number throughout our presentation.

Today, we have on the call Tim Estes, our Chief Operating Officer; Drew DeFerrari, our Chief Financial Officer; and Ryan Urness, our General Counsel.

Now, I will turn the call over to Ryan Urness.

Ryan F. Urness, Vice President, General Counsel & Company Secretary, Dycom Industries, Inc.

Thank you, Steve. The statements made by company management during this call may be forward looking and are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements including those related to the company's outlook are based on management's current expectations, estimates and projections and are subject to risks and uncertainties which may cause actual results to differ materially from current estimates. These risks and uncertainties are more fully described in the company's Annual Report on Form 10-K filed March 4, 2019 and its other filings with the U.S. Securities and Exchange Commission. The company assumes no obligation to update these forward-looking statements. Steve?

Steven E. Nielsen, Chairman, President & Chief Executive Officer, Dycom Industries, Inc.

Thanks, Ryan. Now, moving to slide 4 and a review of our second quarter results, as we discuss our results, please note that the provision for income taxes during this quarter included $1.1 million related to a previous tax year filing. Also for the quarter ended July 28, 2018, organic revenue amounts exclude revenues from storm restoration services. During our comments and in the accompanying slides, we exclude these items and other Non-GAAP measures. We refer you to the Quarterly Reports section of our website for a reconciliation of these Non-GAAP measures to their corresponding GAAP measures.

In addition, the company has entered into a contract modification that increases the revenue produced by a large customer program. As a result, the company recognized $11.8 million of contract revenues for services performed in prior periods and $1.8 million of related performance-based compensation expense. On an after-tax basis, these items contributed approximately $7.3 million to net income, or $0.23 per common share diluted for the quarter ended July 27, 2019.

Revenue was $884.2 million, an increase of 10.6%. Organic revenue, excluding storm restoration services of $3.8 million in the year ago quarter, increased 11.1%. As we deployed 1 gigabit wireline networks, wireless/wireline converged networks and wireless networks, this quarter reflected an increase in demand from four of our top five customers. Gross margins were 18.5% of revenue, reflecting the continued impacts of the complexity of a large customer program discussed previously on our first quarter fiscal 2020 call and general and administrative expenses were 7.36%. All of these factors produced Adjusted EBITDA of $100.2 million, or 11.3% of revenue, and adjusted diluted earnings per share of $1.09 compared to $1.05 in the year ago quarter. Liquidity was ample as cash and availability under our credit facility was $289.1 million.

Now, moving to slide 5. Today, major industry participants are constructing or upgrading significant wireline networks across broad sections of the country. These wireline networks are generally designed to provision 1 gigabit network speeds to individual consumers and businesses either directly or wirelessly using 5G technologies. We believe wireline deployments are an integral element of what is expected to be a decades’ long deployment of fully converged wireless/wireline networks that will enable high bandwidth, low latency 5G applications. The industry effort required to deploy these converged networks continues to meaningfully broaden our set of opportunities. Total industry opportunities in aggregate are robust. We are providing program management, planning, engineering and design, aerial, underground and wireless construction fulfillment services for 1 gigabit deployments. These services are being provided across the country in more than a dozen metropolitan areas to several customers.

Deployments include networks consisting entirely of wired network elements as well as converged wireless/wireline multi-use networks. Potential wired network construction opportunities are increasing outside of traditional customer franchise boundaries. Customers are pursuing multi-year initiatives that are being planned and managed on a market-by-market basis. Our ability to provide integrated planning, engineering and design, procurement and construction and maintenance services is of particular value to several industry participants. We expect some normal timing volatility and customer spending modulations as network deployment strategies and technologies evolve. Tactical considerations may also impact timing. We remain confident that our competitively unparalleled scale and our financial strength position us well to deliver valuable service to our customers.

Going to slide 6, we continue to experience the effects of a strong overall industry environment during the quarter with increased demand from four of our top five customers. Organic revenue, excluding storm restoration services, increased 11.1%. Our top five customers combined produced 78.6% of revenue, increasing 12.7% organically, while all other customers increased 5.5% organically.

Verizon was our largest customer, 23.2% of total revenue or $205 million. Verizon grew organically 39.1%. Revenue from AT&T was $183.3 million or 20.7% of revenue. AT&T was Dycom's second largest customer and grew 13.5% organically. CenturyLink was our third largest customer at 15.7% of revenue or $138.7 million. CenturyLink grew 29.0% organically. Comcast was our fourth largest customer at $133.2 million or 15.1% of revenue. And finally, revenue from Windstream was $34.7 million or 3.9% of revenue. Windstream was our fifth largest customer and grew 20.7% organically.

Of note, this is the second consecutive quarter where all of our other customers in aggregate, excluding the top five customers, have grown organically. We are encouraged with our fourth consecutive quarter of double-digit organic growth and have continued to extend our geographic reach and extend our program management network planning services. In fact, over the last several years, we have meaningfully increased the long-term value of our maintenance and operations business, a trend which we believe will parallel our deployment of 1 gigabit wireline direct and wireless/wireline converged networks, as those deployments dramatically increase the amount of outside plant network that must be extended and maintained.

Now, moving to slide 7. Backlog at the end of the second quarter was $6.691 billion versus $7.051 billion at the end of the April 2019 quarter, a decrease of over $360 million. Of this backlog, approximately $2.639 billion is expected to be completed in the next 12 months.

The total backlog calculation reflects solid performance, as we booked new work and renewed existing work. We continue to anticipate substantial future opportunities across a broad array of our customers. For AT&T, we were awarded construction services agreements in Kentucky, Tennessee, North Carolina and South Carolina. From CenturyLink, construction services agreements in Wyoming, Colorado, Nebraska, Iowa, Missouri and Florida. For Comcast, fulfillment services in Michigan and

Illinois. From Frontier, our construction services agreement in California. And finally, we secured construction services agreements with TDS in Wisconsin. Headcount increased during the quarter to 15,301.

Now, I will turn the call over to Drew for his financial review and outlook.

H. Andrew DeFerrari, Senior Vice President & Chief Financial Officer, Dycom Industries, Inc.

Thanks, Steve, and good morning, everyone. Going to slide 8, contract revenues for Q2 2020 were $884.2 million and organic revenue growth was 11.1%, with strong increases from four of our top five customers. The company entered into a contract modification that increases revenue produced by a large customer program. As a result, we recognized $11.8 million of contract revenues for services performed in prior fiscal quarters and years, as well as $1.8 million of related performance-based compensation expense.

On an after-tax basis, these items contributed $0.23 per common share diluted for the second quarter. Including the benefit of the contract modification, Adjusted EBITDA was $100.2 million, or 11.3% of revenue, and gross margins were at 18.5%. Gross margins included approximately 100 basis points of benefit from the contract modification. Compared to Q2 2019, the net decline in gross margins was 112 basis points due to impacts of a large customer program during the quarter.

G&A expense improved by 71 basis points compared to Q2 2019. Our lower financial performance this year resulted in a decrease in share-based compensation. Our provision for income taxes included incremental expense of $1.1 million related to a tax filing for a previous tax year. We expect our effective tax rate at 27.5% for the remainder of fiscal 2020, before any tax effects of the settlement of share-based awards. Our Non-GAAP Adjusted Diluted EPS in Q2 2020 was $1.09 per share.

Now, going to slide 9, our balance sheet reflects the strength of our business. We ended the quarter with $450 million of term loans outstanding and $65 million of revolver borrowings. Liquidity is ample at $289 million at the end of the July quarter, consisting of availability from our credit facility and cash on hand.

Cash flow used for operating activities was $53.6 million, which funded the sequential growth in revenue and working capital. The combined DSOs or accounts receivable and net contract assets were 117 days, reflecting growth on the large customer program.

Capital expenditures were $32.8 million, net of disposal proceeds, and gross CapEx was $38.2 million. We anticipate capital expenditures, net of disposal proceeds, to range from $140 million to $150 million for the full fiscal year. This is a $10 million reduction in our expected range of capital spending from our previous outlook. In summary, we continue to maintain a strong balance sheet and ample liquidity.

Going to slide 10, for the quarter ended October 2019, we currently expect total revenue to range from $820 million to $870 million, Non-GAAP Adjusted Diluted EPS to range from $0.60 to $0.80 per share, and Non-GAAP Adjusted EBITDA percent of contract revenues which decreases from the Q3 2019 result.

Other expectations include depreciation of $41.8 million to $42.6 million and amortization of $5.3 million; share-based compensation included in G&A of $2.5 million to $3.3 million; Adjusted interest expense of approximately $7.9 million to $8.0 million, excluding $5.1 million of interest for the non-cash debt discount amortization on our notes. Other income, net, is expected to range from $0.9 million to $1.5 million. The effective tax rate is expected at 27.5% before any tax effects of the settlement of share-based awards.

Now, going to slide 11, the January quarter of last fiscal year included $20.4 million of storm restoration services. For comparative purposes, Non-GAAP organic revenues that quarter were $728.2 million. Looking ahead to the January 2020 quarter, we currently expect organic revenue ranging from in line to low-single-digit percentage growth compared to the $728.2 million of Non-GAAP organic revenues in Q4 2019 and we expect Non-GAAP Adjusted EBITDA margin percent of contract revenue ranging from in-line to a slight increase from Q4 2019.

Now, I'll turn the call back to Steve.

Steven E. Nielsen, Chairman, President & Chief Executive Officer, Dycom Industries, Inc.

Thanks, Drew. Moving to slide 12, within a growing economy, we experienced the effects of a strong industry environment and capitalized on our significant strengths. First and foremost, we maintained strong customer presence throughout our markets.

Second, our extensive market presence has allowed us to be at the forefront of the evolving industry opportunities. The end market drivers of these opportunities remain firm and are strengthening.

Fiber deployments enabling new wireless technologies are underway in many regions of the country. Wireless construction activity in support of expanded coverage and capacity has begun to accelerate through the deployment of enhanced macro cells and new small cells. Telephone companies are deploying fiber to the home to enable 1 gigabit high-speed connections. Cable operators are deploying fiber to small and medium businesses and enterprises. A portion of these deployments are in anticipation of the customer sales process.

Fiber deep deployments to expand capacity as well as new build opportunities are underway. Dramatically increased speeds to consumers are being provisioned and consumer data usage is growing. Customers are consolidating supply chains, creating opportunities for market share growth and increasing long-term value of our maintenance and operations business.

In addition, we are increasingly providing integrated planning, engineering and design, procurement and construction and maintenance services for wired and converged wireless/wireline networks. We remain encouraged that our major customers are committed to multi-year capital spending initiatives and we are confident in our strategies, the prospects for our company, the capabilities of our dedicated employees, and the experience of our management team as we grow our business.

Now, operator, we will open the call for questions.

QUESTION AND ANSWER SECTION

Operator

[Operator Instructions] And our first question comes from the line of Sean Eastman with KeyBanc Capital Markets. Please go ahead.

Sean D. Eastman, Analyst, KeyBanc Capital Markets, Inc.

Hi, team. Thanks for taking my questions. I guess, firstly for me, it's great to see you guys have a handle on the near-term outlook here. But looking at the fiscal fourth quarter flat to up low-single-digit revenue growth relative to the kind of qualitative commentary and market demand, it seems to indicate that there's a stronger growth trajectory on the horizon here. So I'm just wondering, how you guys would characterize visibility on a reacceleration in growth here? Has it improved? Or is that kind of inflection point still kind of tough to call at this point?

Steven E. Nielsen, Chairman, President & Chief Executive Officer, Dycom Industries, Inc.

So, Sean, I think specifically to the fourth quarter, as always, that's the quarter that has four or five holidays in the week between Christmas and New Year's as well as unpredictable weather.

Sean D. Eastman, Analyst, KeyBanc Capital Markets, Inc.

Yeah.

Steven E. Nielsen, Chairman, President & Chief Executive Officer, Dycom Industries, Inc.

And so I think that's always one that is not all that important to understand relative to near and intermediate term trends. There's just so much going on outside the business' control. I think, look, we had good progress this quarter in terms of organic revenue growth. We have the one customer, who has completed their regulatory commitment on fiber deployment, but yes we're happy with those customers and we're optimistic that there will be opportunities not only there, but in other parts of the business. So I think we're looking ahead to better times.

Sean D. Eastman, Analyst, KeyBanc Capital Markets, Inc.

Okay. Thanks. And when I look at the fiscal fourth quarter flat to slightly up margins from a year-over-year perspective, can we extrapolate that into the longer term, just in terms of getting to a point where margins have stabilized to potentially improving in the quarters beyond that? And are there some other kind of considerations we should take note of? For example, I'm wondering about this contract modification here in the second quarter and just making sure we're thinking about that correctly as it relates to the kind of margin comparable for the fiscal second quarter of next year?

Steven E. Nielsen, Chairman, President & Chief Executive Officer, Dycom Industries, Inc.

Yeah. So, we talked about - in the last couple of quarters, we talked about the effects of a large customer program on margins. And I think what we said last quarter, and we can say that again is that, if you excluded that program then our margins were in line with how we've executed in the past, not the best year we've ever had, but okay. And I think that this modification does provide some increased revenue going forward. It's much appreciated, but there's still plenty of work to do on that program.

And then once again to look at trends in the fourth quarter given the weather, holiday, amount of daylight that's just a tough quarter for anybody to evaluate against near-term or intermediate term trends.

Sean D. Eastman, Analyst, KeyBanc Capital Markets, Inc.

Okay. All right. I'll turn it over. Thanks, Steve.

Steven E. Nielsen, Chairman, President & Chief Executive Officer, Dycom Industries, Inc.

Thanks, Sean.

Operator

Thank you. And our next question comes from the line of Adam Thalhimer with Thompson Davis. Please go ahead.

Adam Robert Thalhimer, Analyst, Thompson Davis & Co., Inc.

Hey, good morning guys.

Steven E. Nielsen, Chairman, President & Chief Executive Officer, Dycom Industries, Inc.

Good morning, Adam.

Adam Robert Thalhimer, Analyst, Thompson Davis & Co., Inc.

Hey, Steve. Are you at peak revenue yet on that large program?

Steven E. Nielsen, Chairman, President & Chief Executive Officer, Dycom Industries, Inc.

So, Adam, we were asked that question last quarter. We don't comment on individual programs, but we're comfortable that there's plenty of growth opportunities across the entirety of the business.

Adam Robert Thalhimer, Analyst, Thompson Davis & Co., Inc.

Okay. And the all other customers you made a note that you're finally seeing some nice growth outside of your top five. Can you give some additional color there? What's driving that? How sustainable is that?

Steven E. Nielsen, Chairman, President & Chief Executive Officer, Dycom Industries, Inc.

So, we're seeing a trend across all of our customers, not only the top five to deploy more fiber, expand their fiber footprints and deeper into their networks and we've talked on past calls about this emerging rural fiber deployments primarily for electric co-ops. And we actually looked at those and said, if we had aggregated those together because they're typically smaller entities, but they're very active, they probably would have been our sixth or seventh customer and has grown very quickly over the last four to five quarters.

So, I think that's a good portion of the growth in that part of the business. We also were pleased to see TDS who has been a long-time customer who's indicated that they're pretty aggressively deploying fiber, both inside their ILEC footprint and outside. So we're seeing more outside of franchise opportunities not only from them, but it was interesting to see that Windstream actually bought some millimeter wave spectrum in the last auction in both inside their footprint and outside. So, I think we see some more fiber opportunities even outside of traditional customer franchises from those folks and others.

Adam Robert Thalhimer, Analyst, Thompson Davis & Co., Inc.

Okay. And then last one for me on the cable side of the business, obviously a big revenue decline in the first half of the year. What's your thought on the back half for just cable in general?

Steven E. Nielsen, Chairman, President & Chief Executive Officer, Dycom Industries, Inc.

So we have one of our customers that on their call spoke specifically that their spending on scalable infrastructure and line extensions was down in part due to the timing of plant construction and other investments. And so I think if you look at kind of where we see the third quarter right now compared to where we saw it in May that really explains kind of the change in - slight change in view.

But I think they’re seeing pretty dramatic growth in consumer data consumption. There was a report just yesterday that one of our customers is now seeing an average of 300 gigabytes per month of consumption for every broadband subscriber they had, it's a pretty stunning number compared to three or four years ago. So while it's a little bit slower this year, I think that's been well understood on the Street. We look forward to a better year next year.

Adam Robert Thalhimer, Analyst, Thompson Davis & Co., Inc.

Understood. Okay. Thanks, Steve. I'll turn it over.

Steven E. Nielsen, Chairman, President & Chief Executive Officer, Dycom Industries, Inc.

Thank you.

Operator

Thank you. And our next question comes from line of Brent Thielman with D.A. Davidson. Please go ahead.

Brent Thielman, Analyst, D.A. Davidson & Co.

Hey, thanks. Good morning.

Steven E. Nielsen, Chairman, President & Chief Executive Officer, Dycom Industries, Inc.

Good morning, Brent.

Brent Thielman, Analyst, D.A. Davidson & Co.

Steve, the increase in DSO that I understand is associated with this large program. When do you think that starts to plateau and we kind of see some normalization in cash conversion?

Steven E. Nielsen, Chairman, President & Chief Executive Officer, Dycom Industries, Inc.

I think we'll see normalization through the end of this fiscal year. I mean we're working hard at it. There have been some modifications in terms of adding some opportunities for us to more timely invoice completed work that have been offered. So, we're working hard at that and we're working hard at getting better as we talked about for the last couple of quarters.

Brent Thielman, Analyst, D.A. Davidson & Co.

Okay. That's helpful. And then it looks like business with Windstream ticked up from last year. I was just curious if you're seeing post-petition, I guess, payments coming through there?

Steven E. Nielsen, Chairman, President & Chief Executive Officer, Dycom Industries, Inc.

Yeah. Their payments in - as they're undergoing restructuring are quite good and we're encouraged that not only are they paying well, but they're also investing in their business, deploying more fiber, had a good subscriber, not only quarter but expect to grow broadband subscribers for the year. So, we're encouraged currently and we're encouraged looking ahead.

Brent Thielman, Analyst, D.A. Davidson & Co.

Okay. And my last question, Steve, is more just thinking about kind of the value Dycom brings to customers in terms of the national footprint and kind of large and growing capacity as you look at the headcount.

As I look at some of these awards in the presentation slides where you're in multiple states, are those individual awards to you within those individual markets, are those collective awards? Again, just trying to kind of think about this in terms of contract negotiations you have with these customers with your scale?

Steven E. Nielsen, Chairman, President & Chief Executive Officer, Dycom Industries, Inc.

Well, typically the contracts are still described regionally sometimes through the entirety of the state, sometimes for half of the state. Typically, all of the contract sizes over the last 10 or 15 years have grown geographically. So, as customers have simplified their administrative organizations, they've gone with larger territories.

So, they're typically individual regions or individual states, but we have comprehensive discussions with our customers as we work through renewals. And backlog was burned off a little bit in the current quarter mostly as a re-estimate of a long-term contract where the revenue is down a little bit this year, but we expect it to be higher next year and how that flowed through backlog. But we feel good for the balance of the year in terms of renewal and growth in backlog.

Brent Thielman, Analyst, D.A. Davidson & Co.

Okay. Appreciate the color. Thank you.

Operator

Thank you. And our next question comes from the line of Alex Rygiel with B. Riley. Please go ahead.

Alex Rygiel, Analyst, B. Riley FBR, Inc.

Good morning, Steve, Drew, and Tim.

Steven E. Nielsen, Chairman, President & Chief Executive Officer, Dycom Industries, Inc.

Hey Alex.

Alex Rygiel, Analyst, B. Riley FBR, Inc.

Hey Drew, could you help us to possibly quantify the dollar value opportunity that you could pull out of receivables and working capital over the next six months?

Steven E. Nielsen, Chairman, President & Chief Executive Officer, Dycom Industries, Inc.

I mean Alex, I'll jump in here. Drew and I talked about this. I mean we're working hard to normalize this. If you looked at DSO year-over-year and excluded this program, it's just up slightly. So, the rest of the customer base and the rest of the revenue is in line with past performance. You could probably do the math to figure out how much cash that would release as we drive DSO from where it is back to normal.

It's a big program. It's complex and so we're going to be careful as we talked about the last couple of quarters to get ahead of ourselves on that, but I can assure you the entire company is working on the project.

Alex Rygiel, Analyst, B. Riley FBR, Inc.

And then there's been some talk about fourth quarter guidance. As it relates to the third quarter revenue, guys, it looks like it's down somewhat from your previous guidance, anything in particular that's called out there?

Steven E. Nielsen, Chairman, President & Chief Executive Officer, Dycom Industries, Inc.

Yeah, Alex. As we said on an earlier question, if you look to the MSOs and in particular one that's cited being a little bit slower on their spending in part due to the timing of planned construction, it's really just a timing question and that was the difference in the way we saw things in May and way we see them now. And that's a customer that has substantial plans and identified that investing in their network is strategic. There's just every once in a while, there's one of these modulations that we have with the customer.

Alex Rygiel, Analyst, B. Riley FBR, Inc.

And as it relates to the contract modification in your commentary over the last number of quarters about the complexity of certain large customer program, how should we think about gross margins today relative to a more normalized level?

Steven E. Nielsen, Chairman, President & Chief Executive Officer, Dycom Industries, Inc.

And Alex, it's the same comment that we made before with respect to EBITDA that would also apply to gross margin. If you pull this program out, the rest of the business is performing reasonably well. It's not the best that we've ever done, but certainly in line with prior performance. So as we work hard on this program, there's opportunity.

And as we've said in prior quarters, we pointed to that complexity arising from the evolving objectives, processes and priorities. I think on the objectives and the priorities, we're more settled. We still have work to do on the processes and we're spending lots of time and attention to pull the cost out associated with those evolutions.

Alex Rygiel, Analyst, B. Riley FBR, Inc.

Very helpful. Thank you.

Operator

Thank you. And our next question comes from the line of Chad Dillard with Deutsche Bank. Please go ahead.

Chad Dillard, Analyst, Deutsche Bank Securities, Inc.

Hi. Good morning guys.

Steven E. Nielsen, Chairman, President & Chief Executive Officer, Dycom Industries, Inc.

Good morning, Chad.

Chad Dillard, Analyst, Deutsche Bank Securities, Inc.

So if I look back, I mean, it looks like the July quarter marked the slowest, it looks like sequential increase in labor since 2012. Should we take that as a sign that the labor ramp has reached a plateau or how should we think about that?

Steven E. Nielsen, Chairman, President & Chief Executive Officer, Dycom Industries, Inc.

Well, Chad, I think as always, right, as we've said before, we utilize subcontractors for portions of our construction activity. And so headcount to revenue is kind of loosely correlated. So if you think about it, we grew revenue sequentially $50 million on essentially a slight increase of headcount and we grew at $85 million year-over-year at a greater percentage than headcount.

So I think as we get into a different mix of business and more construction going forward, we'll see headcount grow. We hope it continues to grow. We see opportunities to grow the business. But I think as we get more heavily into construction, we will see more subcontractor resources utilized rather than additional headcount.

Chad Dillard, Analyst, Deutsche Bank Securities, Inc.

Got you. And just kind of continuing on that, I mean, based on what you're seeing in your business, I mean, when do you start to see that tipping point evolve? Where you do see a greater mix of construction going forward? That's part one. And then part two, as it pertains to your backlog, can you give a little bit more color on what you're seeing on the wireless side? I mean, are you seeing your backlog growth accelerate? Any color would be very helpful.

Steven E. Nielsen, Chairman, President & Chief Executive Officer, Dycom Industries, Inc.

Sure. So if we look at wireless in total, it was just short of $75 million of revenue in the quarter, which is the largest number we've ever had, so kind of a $300 million run rate. So we're pleased with the growth in that business, grew both year-over-year and sequentially double-digits, so that was helpful.

I think we're pleased with opportunities in that business. We're just beginning to see actual 5G deployments. We have in one large metropolitan market, we have just short of 100 sites that we've done site acquisition, have gotten backhaul too and power and just waiting for radios to come in, in the next four to eight weeks. So we're actually beginning to see opportunity and revenue driven by 5G.

Chad Dillard, Analyst, Deutsche Bank Securities, Inc.

And just one more question. So I realize that the ramp of one customer has resulted in complexity in lower margins and that's been going on for, I guess, several quarters now. And I realize that there's some that you can't control, but there is probably some that you can. So can you just talk about that part that you can? What levers do you have to pull that can actually mitigate the margin impact here?

Steven E. Nielsen, Chairman, President & Chief Executive Officer, Dycom Industries, Inc.

Yeah. So Chad, as we've discussed previously, right, and at least as incrementally versus the last quarter, it's really around the processes and not the objectives and priorities. And so as we look at the processes as we've talked about it before, we implement systems. First, we get ahead of it with what resources we have to to get ahead of it and we implement systems to take that cost out and it's a large growing program. And so we're having to do both at once and we're working on reversing the working capital build associated with that complexity also. So we’d love to go into more detail. It's a pretty detailed project plan. There's lots of teams working on it, but I think that's what we're comfortable sharing today.

Chad Dillard, Analyst, Deutsche Bank Securities, Inc.

Great. Thanks. I'll hop back in queue.

Operator

Thank you. And our next question comes from the line of Jennifer Fritzsche with Wells Fargo. Please go ahead.

Jennifer M. Fritzsche, Analyst, Wells Fargo Securities LLC

Great. Thank you for taking the question. A few, if I may. Steve, you mentioned the electric co-ops becoming a larger customer in aggregate. One of the main themes from our 5G conference in June was the lack of access to power and how that's kind of a tricky part of 5G. Is that what you're helping with there or can you just comment on that? And just I have one follow-up after that.

Steven E. Nielsen, Chairman, President & Chief Executive Officer, Dycom Industries, Inc.

Sure. So, Jennifer, clearly, powering of all the hundreds of thousands, if not millions of small cells associated with densification in 5G, it is clearly an issue. I think the industry will figure it out. It always does. And as I said, we're actually starting to bring some 5G sites on air between now and the end of the year.

What we refer to as the co-ops, these are actually in rural America where there's often not cable service, often only dial-up service from an incumbent telco and these co-ops are actually building on their own facilities, fiber to the home networks.

Jennifer M. Fritzsche, Analyst, Wells Fargo Securities LLC

Got it.

Steven E. Nielsen, Chairman, President & Chief Executive Officer, Dycom Industries, Inc.

So, there's literally - I think the number that I've seen is there's something like 12 million electric meters that are served by these co-ops across the country and not only have they been doing this with their own funds, but we expect that they'll be active in the Rural Digital Opportunity Fund that's upcoming from the FCC.

Jennifer M. Fritzsche, Analyst, Wells Fargo Securities LLC

Got it. And then if I may about CenturyLink. CenturyLink has publically announced that they hired an advisor to sell their consumer business. Nothing's happened there yet, but if we went down that rabbit hole, if that were to happen, you've had a nice acceleration of growth with CenturyLink. Is most of the relationships with the consumer side or can you just talk about that a little bit?

Steven E. Nielsen, Chairman, President & Chief Executive Officer, Dycom Industries, Inc.

So, it's hard for us to comment on anything that has to do with the strategic effort by a customer. I guess what we're seeing is that they're focused on fiber that they're aggressively growing the fiber footprint and that we're seeing opportunities not only in the traditional ILEC business, but outside of that ILEC business as they and everybody else continue to focus to getting service on their own facilities rather than leased facilities. So, I think we're seeing broad opportunities and we can always do better. We're working hard, but I think we've been pleased with the access we've seen in the broader parts of the business beyond consumer.

Jennifer M. Fritzsche, Analyst, Wells Fargo Securities LLC

Perfect. Thank you very much.

Operator

Thank you. And our next question comes from the line of Blake Hirschman with Stephens Inc. Please go ahead.

Blake Hirschman, Analyst, Stephens, Inc.

Yeah. Good morning guys. Thanks for taking my questions. As a follow-up on the large customer program contract modifications, are these conversations that are ongoing with the potential for further benefit going forward or is this more of a one-time deal that's come to an end with the benefits already kind of flowing through?

Steven E. Nielsen, Chairman, President & Chief Executive Officer, Dycom Industries, Inc.

So I think, Blake, just to be clear as we said in our comments, this increased the revenue both retrospectively and going forward. We still have lots of work to do. We're appreciative of it, but it has both a past benefit and a future benefit. Beyond that, we're not going to comment on our discussions with our customers. I think as we said last quarter as we improve the business on this large customer program, we're working hard and the best way to prove it is to show it in the numbers. And that's still our perspective on the program.

Blake Hirschman, Analyst, Stephens, Inc.

Got it. And for the fiscal 3Q and 4Q guide, how does that benefit with the situation there and that's been incorporated into the guidance that was...

Steven E. Nielsen, Chairman, President & Chief Executive Officer, Dycom Industries, Inc.

Yes. Once again, we appreciated it, on a retrospective basis. It was a number that we needed to provide, so you folks would understand current period performance. It's certainly helpful and it's incorporated in the outlook going forward.

Blake Hirschman, Analyst, Stephens, Inc.

Got it. And then on AT&T's fiber to the home build-out that winded down this summer, did the cadence or magnitude of that AT&T fiber spend impact you guys in the quarter over and above what you expected coming into it or was it kind of in line with what you were thinking?

Steven E. Nielsen, Chairman, President & Chief Executive Officer, Dycom Industries, Inc.

No, I think it was completely in line with what we're thinking. We're encouraged by their commentary that they continue to see good uptick of the service as they sell into that footprint and their comments in the past about continuing to invest in fiber going forward. The real effect as we've said in answer to prior questions is just really around this planned timing on the MSO side.

Blake Hirschman, Analyst, Stephens, Inc.

Got it. And then lastly on the CapEx didn't come down too much for the year, but it did come down. Is there anything to point to there as far as why the range came down?

Steven E. Nielsen, Chairman, President & Chief Executive Officer, Dycom Industries, Inc.

I mean, we're being disciplined, Blake. We've got work to do. As I said, the company is focused on getting these DSOs in line and we're going to manage the other levers in the business as appropriate without hurting the business. I think, we've always had a disciplined capital plan, so that if we need to make adjustments as we've done that we can do it without hurting the business and so that's what we're doing.

Blake Hirschman, Analyst, Stephens, Inc.

All right, makes sense. Thanks a lot. I'll turn it over.

Operator

Thank you. Our next question comes from the line of Noelle Dilts with Stifel. Please go ahead.

Noelle Christine Dilts, Analyst, Stifel, Nicolaus & Co., Inc.

Thanks guys. Good morning.

Steven E. Nielsen, Chairman, President & Chief Executive Officer, Dycom Industries, Inc.

Good morning, Noelle.

Noelle Christine Dilts, Analyst, Stifel, Nicolaus & Co., Inc.

So just another quick question on the contract amendment. Can you just tell us the exact retrospective time period that the change covered? And can you remind us of when this contract concludes?

Steven E. Nielsen, Chairman, President & Chief Executive Officer, Dycom Industries, Inc.

So two things, Noelle. So in the current period and in the first quarter, just call it, roughly just a little bit over $2.9 million in each of those quarters. There's a tail that goes back to the prior fiscal years, but that helps you understand kind of the current year impact. As we continue to work on the program, there's plenty of work to do and we continue to work through it. There may be other opportunities, and so we're not going to get into the actual end of the contract, because if we do our jobs, hopefully we'll be there for a long time.

Noelle Christine Dilts, Analyst, Stifel, Nicolaus & Co., Inc.

Okay. Understood. And second, we've heard from some other folks in the industry that small cell deployments are maybe just taking a bit longer to move forward than folks have expected, some of that associated with things you've talked about siting challenges, engineering, et cetera. Any chance you could give us a sense of how much work you are doing around small cells today and how you're thinking about the cadence of deployment moving forward?

Steven E. Nielsen, Chairman, President & Chief Executive Officer, Dycom Industries, Inc.

So we have a number of customers that we do small cell activity with. It's growing. It's not a significant piece of the business at this point. But as we look out probably over the next two or three years, I think it will be an increasing proportion of everybody's wireless spending, because particularly at millimeter wave frequencies, you've got to have lots of antennas given the propagation properties of those spectrum bands. So we think it's going up.

And look, Noelle, I always look at the popular press. And when they start talking about something being a problem that's usually about the time the industry is starting to get some clarity on how it's going to get better, and I don't see the conversation around siting difficulties today any different than what would've occurred 20, 25 years ago for macro sites. The technology is going to provide lots of value. And if a technology provides lots of value, we'll figure out how to get it deployed as a country.

Noelle Christine Dilts, Analyst, Stifel, Nicolaus & Co., Inc.

Okay. Thanks. And finally, any chance, Drew, you could round out top customers and other utility and other?

H. Andrew DeFerrari, Senior Vice President & Chief Financial Officer, Dycom Industries, Inc.

Sure. And Noelle, I'd point everyone on the call and following us on to slide 6, where we've got the other top customers in the top 10. And then for the split, telco was at 73.6%, cable was at 17.4%, facility locating was at 6.1%, and electrical and other was 2.9%.

Noelle Christine Dilts, Analyst, Stifel, Nicolaus & Co., Inc.

Thanks.

H. Andrew DeFerrari, Senior Vice President & Chief Financial Officer, Dycom Industries, Inc.

Thank you.

Operator

Thank you. And our next question comes from the line of Christian Schwab with Craig-Hallum Capital Group. Please go ahead.

Christian Schwab, Analyst, Craig-Hallum Capital Group LLC

Hey, good morning, guys. Thanks for taking my question. Steve, I just want to confirm that the contract modification work with your large customer is complete and we should expect no more modifications in the future?

Steven E. Nielsen, Chairman, President & Chief Executive Officer, Dycom Industries, Inc.

There is nothing to confirm, because that's not what we said, Christian. What we said is that there was a modification in a piece of that program that had a retrospective benefit and will continue to have an increased revenue benefit going forward as we work through that program.

Christian Schwab, Analyst, Craig-Hallum Capital Group LLC

Okay. Another question along the same lines stated possibly a different way then. Whether its gross margins or EBITDA margins, we talked about ex this large customer program, the rest of the business being in line with historical trends. So just - if we just want to think whichever you want to discuss, but if we want to think about your opportunity to return to 20% plus gross margins, is that opportunity based more heavily on future contract modifications or would that be a better control of costs and processes as an opportunity to get there?

Steven E. Nielsen, Chairman, President & Chief Executive Officer, Dycom Industries, Inc.

I mean, Christian, we're not going to outline kind of the way we're having discussions with any customer around those topics. We're appreciative of this modification. We’ve got a number of efforts underway to improve our performance on the contract and there's lots of work to do. We're making progress. The program is more settled today than it was three months ago. We're encouraged by that, but there's still lots to do.

Christian Schwab, Analyst, Craig-Hallum Capital Group LLC

All right. One last question along the same lines, if I can beat it to death. Can we return that customer in aggregate by better process control to return to historical margin profile in the rest of your business?

Steven E. Nielsen, Chairman, President & Chief Executive Officer, Dycom Industries, Inc.

So we're working hard on the business broadly and I wouldn't characterize it as one particular effort or dimension, because we've invested a lot. We need to earn a return on that for our investors and we're working hard to get back to that to the profile. We've not accepted that where we are today is acceptable, because it isn't and we're working hard to change it.

Christian Schwab, Analyst, Craig-Hallum Capital Group LLC

Great. No other questions. Thank you.

Operator

Thank you. And we have a follow-up question from the line of Jennifer Fritzsche with Wells Fargo. Please go ahead.

Jennifer M. Fritzsche, Analyst, Wells Fargo Securities LLC

Great. Thank you. One, I know the focus has been on the customer, the larger customer with the change in terms, but I think one area that I didn't hear come up and I just wanted to confirm is this whole RDOF is I think it's called, the Rural Development Opportunity Fund, which is going to be a substantial amount of money going to some of these rural providers. How do you view that? I mean I remember when we talked about CAF II, you talked at one time about that becoming I think a top five customer in aggregate. Any initial thoughts there? I know it's still in process.

Steven E. Nielsen, Chairman, President & Chief Executive Officer, Dycom Industries, Inc.

Well, I think a couple of things, Jennifer. So, one, it's a little over $2 billion a year, it's an increase from where CAF II was for our customers. So it's clearly a good thing from our perspective. It broadens the opportunity set because there may be other participants as we highlighted some of these non-traditional co-ops, electric co-ops may be able to participate. And what's interesting and this shows how strong this movement to fiber is in rural America. We've actually seen in a limited number of instances just recently where customers that we did rural stimulus work for funded through the federal program back in 2010, 2011 and 2012 have actually come back with more work to do in the remainders of their systems.

So, I just think this rural deployment as well as some of the comments particularly from Windstream not only about fiber, but also millimeter wave spectrum in their ILEC and then in 3 million homes adjacent, I just think it's a very strong trend and we don't see that in any way as hurting. I think it helps the business.

Jennifer M. Fritzsche, Analyst, Wells Fargo Securities LLC

And sorry, Steve, if you said this earlier, but this does require a faster speed crack than what we saw from CAF II?

Steven E. Nielsen, Chairman, President & Chief Executive Officer, Dycom Industries, Inc.

Yes. So, one of the interesting things is CAF II requires 10 megabits down and 1 megabit up. Now the rule is not final, it's out for comment as I understand it, but it's centering now on 25 megabits down, 3 megabit up, although there is a sliding scale with - to the extent that you proposed higher bandwidth up to 1 gig that you actually are weighted more heavily as you go through the auction and it's a fairly - just on a quick read, it's a fairly complicated process, but clearly the government is willing to prioritize higher speeds even the 25 megabits down and 3 megabits up.

Jennifer M. Fritzsche, Analyst, Wells Fargo Securities LLC

Great. Thanks.

Operator

Thank you. [Operator Instructions]

Steven E. Nielsen, Chairman, President & Chief Executive Officer, Dycom Industries, Inc.

Okay, Operator. If we have no more questions, we appreciate everybody's time and attention on the call and we look forward to seeing you on the next call, the week of Thanksgiving. Thank you.

Operator

Thank you. Ladies and gentlemen, that does conclude your conference for today. Thank you very much for your participation. You may now disconnect.